EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New York Community Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333,182334, 333-146512, 333-135279, 333-130908, 333-110361, 333-105901, 333-89826, 333-66366, 333-51998, and 333-32881) on Form S-8, and the registration statements (Nos. 333-129338, 333-105350, 333-100767, 333-86682, 333-150442, 333-152147 and 333-166080) on Form S-3 of New York Community Bancorp, Inc. and subsidiaries (the “Company”) of our reports dated March 1, 2013 relating to (i) the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and (ii) the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of New York Community Bancorp, Inc.

New York, New York
March 1, 2013